Exhibit 99.2
ACQUIRING PERSON STATEMENT
PURSUANT TO SECTION 1701.831 OF THE OHIO REVISED CODE
DELIVERED TO
AGILYSYS, INC.
(Name of Issuing Public Corporation)
28925 FOUNTAIN PARKWAY, SOLON, OHIO 44139
(Address of Principal Executive Offices)
ITEM 1. IDENTITY OF ACQUIRING PERSON.
This Acquiring Person Statement is being delivered to Agilysys, Inc., an Ohio corporation (the “Corporation”), at its principal executive offices, which are located at 28925 Fountain Parkway, Solon, Ohio 44139, by MAK Capital Fund LP, a Bermuda limited partnership (the “MAK Capital Fund”), and Paloma International L.P., a Delaware limited partnership (“Paloma” and, together with MAK Capital Fund, the “Acquiring Person”).
ITEM 2. DELIVERY OF ACQUIRING PERSON STATEMENT.
This Acquiring Person Statement is being delivered pursuant to Section 1701.831 of the Ohio Revised Code. The Acquiring Person requests that the Corporation hold the special shareholders meeting in connection with this Acquiring Person Statement no sooner than thirty (30) days after the Corporation’s receipt of this Acquiring Person Statement.
ITEM 3. OWNERSHIP OF SHARES BY ACQUIRING PERSON.
As of the date hereof, the Acquiring Person directly and indirectly collectively owns 4,418,447 shares of the Corporation’s common stock, without par value (“Shares”) representing approximately 19.18% of the total issued and outstanding Shares (based upon the 23,031,119 Shares stated by the Corporation in the Corporation’s Quarterly Report on Form 10-Q for the period ended September 30, 2009 to be issued and outstanding as of October 31, 2009). Of the 4,418,447 Shares owned by the Acquiring Person: (a) 2,646,161 Shares are owned by MAK Capital Fund, representing approximately 11.49% of the total issued and outstanding Shares, and (b) 1,772,286 Shares are owned by Paloma through its subsidiary, Sunrise Partners Limited Partnership, a Delaware limited partnership (“Sunrise”), representing approximately 7.70% of the total issued and outstanding Shares.
In addition to the beneficial ownership described above (i) MAK GP LLC (“MAK GP”), the general partner of MAK Capital Fund, may be deemed to beneficially own the Shares held by MAK Capital Fund, (ii) Trust Asset Management LLP, the general partner with investment discretion over the securities held by Paloma and Sunrise (“TAM”), may be deemed to beneficially own the Shares held by Paloma through Sunrise, (iii) S. Donald Sussman, the controlling person of Paloma, Sunrise and TAM, may be deemed to beneficially own the Shares held by Paloma through Sunrise, (iv) MAK Capital One LLC, the investment manager of MAK

Capital Fund and Paloma with respect to the Shares, may be deemed to have beneficial ownership of the Shares held by each of them, and (v) Michael A. Kaufman, as the controlling person of MAK Capital One LLC, MAK GP and MAK Capital Fund, may be deemed to be the beneficial owner of the shares of Common Stock held by MAK Capital Fund and Paloma. R. Andrew Cueva, an employee of MAK Capital One LLC and a director of the Corporation, does not own directly or indirectly, beneficially or of record, any securities of Agilysys. Each of MAK GP, TAM, MAK Capital One LLC, Mr. Kaufman, Mr. Sussman and Mr. Cueva disclaims beneficial ownership of the Shares held by MAK Capital Fund and Paloma except to the extent of his or its pecuniary interest therein.
ITEM 4. RANGE OF VOTING POWER.
Collectively, the Acquiring Person proposes to acquire an additional number of Shares that, when added to the Acquiring Person’s current Share ownership, would equal one-fifth or more (but less than one-third) of the Corporation’s voting power in the election of directors, as described in Section 1701.01(Z)(1)(a) of the Ohio Revised Code (the “Additional Shares”). The Acquiring Person does not intend, either alone or in concert with any other person, to exercise control of the Corporation by proposing to acquire that number of Shares described in this Acquiring Person Statement.
ITEM 5. TERMS OF PROPOSED CONTROL SHARE ACQUISITION.
The Acquiring Person proposes to acquire the Additional Shares in one or more transactions to occur during the 360-day period following the date the Corporation’s shareholders authorize the proposed acquisition. The Acquiring Person proposes to acquire the Additional Shares (i) in one or more purchases in the open market, (ii) in one or more block trades, (iii) through an intermediary, (iv) pursuant to a tender offer, and/or (v) by any other legally permitted method.
ITEM 6. REPRESENTATIONS OF LEGALITY; FINANCIAL CAPACITY.
The Acquiring Person hereby represents that the control share acquisition proposed herein, if consummated, will not be contrary to law. This representation is based on the facts that the Acquiring Person is delivering this Acquiring Person Statement in accordance with Section 1701.831 of the Ohio Revised Code, and the Acquiring Person intends to make the proposed acquisition only if it is duly authorized by the shareholders of the Corporation at the annual or a special meeting of the Corporation’s shareholders. The Acquiring Person hereby represents that it has the financial capacity to purchase the Additional Shares contemplated by this Acquiring Person Statement. This representation is based on an assumed purchase price of $8.13 per Share, the closing price of the Corporation’s Shares on November 19, 2009.

IN WITNESS WHEREOF, the undersigned has executed this Acquiring Person Statement as of the 19th day of November, 2009.
MAK CAPITAL FUND LP
By: MAK GP LLC, general partner

By:	/s/ Michael A. Kaufman
Michael A. Kaufman,
Managing Member
PALOMA INTERNATIONAL L.P.
By: Paloma Partners Company L.L.C.,
     general partner

By:	/s/ Michael J. Berner
Michael J. Berner,
Vice President
[Signature Page to Acquiring Person Statement]